Exhibit 10.2

AMENDMENT TO COMMERCIAL LEASE AGREEMENT

This Amendment and Extension of Commercial Lease Agreement (this "Amendment"), entered into this 3rd day of March 2023 by and between DeSoto Investments, LLC (the "Landlord") and Biodesix Inc (the ''Tenant").

RECITALS:

A.
Landlord and Tenant have entered into that Commercial Lease Agreement dated November 1, 2020 (signed date) which is the "Lease", pursuant to which the Landlord has demised to Tenant certain premises located at 8960 Commerce Drive, De Soto, Kansas.
B.
Landlord and Tenant have agreed to extend the term of the lease for a period of three (3) years with two (2) five (5) year options, upon the terms and conditions hereinafter set forth.
C.
NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.
Extension of Term. The term of the lease is hereby extended for a period of three (3)

years commencing November 1, 2023. And expiring October 31, 2026 (the "extended term").

2.
The Minimum Guaranteed Rental. Tenant shall pay to Landlord, as rent during the extended term, the following amounts:
a.
$11, 332.50 November 1, 2023 - October 31, 2026 $15.00 per sq. ft.
3.
Common Area Maintenance. Tenant shall also pay to Landlord CAM charges, taxes, and insurance of approximately: $3.83 sf (based on 2021 CAM rates), not to exceed $4.50 sf. over term of extended term.
a.
$2,893.57 per month beginning November 1, 2023 $3.83 per sq. ft.

OPTIONS:

A.
Option to Renew Lease. Tenant must be in good standing to exercise their option to renew Amendment. Tenant shall have the right, at its option, to extend the term of this Amendment for two (2) additional five (5) years upon Tenant giving written notice to Landlord at least one hundred and eighty (180} days prior to the expiration of the extended term or renewal term, as applicable. Each Renewal Term shall be on the same terms and conditions of this Amendment.
1.
Monthly Base Rent during Renewal Term shall be adjusted to the greater of:
a.
Fair market rate as mutually agreed by the parties, or
b.
105% of the Base Rent in effect during the month immediately preceding the applicable Renewal Term.

Landlord:

De Soto Investments, LLC

By:	/s/ JOHN BICKIMER
Title:	Chief Financial Officer
Date:	April 4, 2023

Tenant:

Biodesix, Inc.

By:	/s/ ROBIN COWIE
Title:	Chief Financial Officer
Date:	April 3, 2023